Exhibit 99.1

Media contact: Ana Gibbs

Media line: 800.559.3853

Jan. 31, 2024

Duke Energy Florida to file for new base rates, expects lower overall customer bills in 2025

▪	Filing to include smart investments in innovative technologies to increase efficiency, reduce outages, while generating customer savings

▪	Building 14 new solar sites, adding 1,050 megawatts of clean energy

▪	Expiring fuel and storm recovery costs lower overall customer bills in 2025

ST. PETERSBURG, Fla. – Today, Duke Energy Florida notified the Florida Public Service Commission (FPSC) of its intent to file a rate case in April that proposes investments to increase generation unit efficiency, reduce outages and expand solar generation as part of increased base rates taking effect in January 2025.

The company is requesting an average annual base rate increase of approximately 4% during 2025 through 2027.

Even with the requested base rate increase, the company expects overall customer bills to decrease in 2025. The 2022 fuel under-recovery, storm restoration cost recovery and legacy purchased power contracts will expire year-end 2024, which will lower overall bills in 2025.

The rate request delivers the smarter energy future customers deserve while providing price stability and certainty. The proposed investments will decrease outages and shorten restoration times for customers and communities, while reducing emissions at a reasonable cost.

As the energy industry continues to evolve, Duke Energy Florida must anticipate changes driven by population growth, technological advancements and customer expectations.

“This proposal offers what our customers want – a more reliable energy system using cleaner energy,” said Melissa Seixas, Duke Energy Florida state president. “We are focused on making smart energy investments that leverage innovative technology to increase power plant efficiency and reduce outages.”

Investments

Investments under the proposed 2025-2027 rate case filing include:

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009 | www.duke-energy.com

Duke Energy News Release	2

•	Continued grid modernization to serve increased population growth through improved reliability, resulting in fewer outages and shorter restoration times.

o	Between 2018 and 2023, the company reduced the average length of a customer outage by 27%. In 2023, the company had its best reliability performance in more than a decade.

o	Customers are already benefiting from our self-healing technology through our Storm Protection Program. This technology reroutes power and reduces the number of customers who experience outages. For example, during hurricanes Ian, Nicole and Idalia, self-healing grid technologies helped to automatically restore service to more than 230,000 customers who experienced outages and saved more than 200 million minutes of total lost outage time.

•	Continued enhancements to power plants to reduce fuel consumption, generating future customer savings.

o	Duke Energy Florida estimates customers will save $150 million to $200 million per year in reduced fuel costs from investments under the proposed 2025-2027 rate case filing.

•	Building 14 new solar plants between 2025 and 2027, adding another 1,050 megawatts (MW) of clean energy to Florida’s grid. These cost-effective solar investments will reduce Florida’s dependence on fossil fuels, increase fuel generation diversity and reduce emissions.

•	Additionally, the continued exploration of innovative clean energy technologies, such as long-duration energy storage and the DeBary Hydrogen project, a clean energy hydrogen production and storage system. These projects maximize customer benefits through state-of-the-art technology solutions that offset traditional utility investments, improve the resilience of utility facilities and enable Florida’s transition to cleaner energy.

Next Steps

The proposed 2025-2027 rate case filing is subject to the FPSC approval. The approval process includes public hearings to allow customers feedback on the rate requests and the utility service quality. The FPSC considers customer input when reviewing rate increase requests.

Through a public and transparent process, the schedule of public hearings will be announced through the FPSC’s website and customer bill inserts. Timing is expected for midyear.

Connecting Customers with Billing Assistance

Duke Energy News Release	3

Duke Energy Florida will also continue to offer programs and assistance options to low-income customers. This includes connecting customers with assistance agencies that administer the Low-Income Home Energy Assistance Program and Elderly Home Energy Assistance Program.

Through the Duke Energy Foundation, the company also manages and contributes to its Share the Light Fund®, which assists customers with paying their energy bills. In 2023, we distributed more than $1 million in energy bill assistance to qualifying Florida customers.

Duke Energy Florida

Duke Energy Florida, a subsidiary of Duke Energy, owns 10,500 megawatts of energy capacity, supplying electricity to 1.9 million residential, commercial and industrial customers across a 13,000-square-mile service area in Florida.

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,600 people.

Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company has interim carbon emission targets of at least 50% reduction from electric generation by 2030, 50% for Scope 2 and certain Scope 3 upstream and downstream emissions by 2035, and 80% from electric generation by 2040. In addition, the company is investing in major electric grid enhancements and energy storage, and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.

Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “World’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Duke Energy Florida, LLC’s, Duke Energy Corporation’s and its subsidiaries (collectively, the

Duke Energy News Release	4

“Company”) beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•	The ability to implement our business strategy, including our carbon emission reduction goals;

•	State, federal, and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•	The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•	The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•	The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

•	Costs and effects of legal and administrative proceedings, settlements, investigations, and claims;

•	Industrial, commercial, and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and

Duke Energy News Release	5

appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

•	Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources, as well as stranded costs;

•	Advancements in technology;

•	Additional competition in electric and natural gas markets and continued industry consolidation;

•	The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes, and tornadoes, including extreme weather associated with climate change;

•	Changing investor, customer and other stakeholder expectations and demands, including heightened emphasis on environmental, social, and governance concerns and costs related thereto;

•	The ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;

•	Operational interruptions to our natural gas distribution and transmission activities;

•	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•	The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures, or other catastrophic events, such as fires, explosions, pandemic health events, or other similar occurrences;

•	The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•	The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

Duke Energy News Release	6

•	The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;

•	Credit ratings of the Company and its subsidiaries may be different from what is expected;

•	Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•	Construction and development risks associated with the completion of the Company’s and its subsidiaries’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•	Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•	The ability to control operation and maintenance costs;

•	The level of creditworthiness of counterparties to transactions;

•	The ability to obtain adequate insurance at acceptable costs;

•	Employee workforce factors, including the potential inability to attract and retain key personnel;

•	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

•	The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;

•	The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

•	The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•	The impacts from potential impairments of goodwill or equity method investment carrying values;

•	Asset or business acquisitions and dispositions, may not yield the anticipated benefits;

Duke Energy News Release	7

•	The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock; and

Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###